Exhibit 3.19.2

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

NU-PMT, INC.

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned corporation certifies as follows:

1.                                      The name of the corporation is:

NU-PMT, Inc.

The name under which the corporation was originally organized was:

NU-PMT, Inc.

2.                                      On September 23, 1988, the shareholders of the corporation adopted an amendment to the corporation’s Articles of Incorporation.

3.                                      ARTICLE I of the corporation’s Articles of Incorporation was amended so that, as amended, such ARTICLE shall be and read in its entirety as follows:

ARTICLE I

The name of the corporation is Pacific Motor Trucking Company.

4.                                      Of the 1,000 outstanding shares of the corporation’s stock, all 1,000 shares were entitled to vote on the amendment.

5.                                      All 1,000 shares of the corporation’s stock voted for the amendment and no shares voted against the amendment.

In witness whereof, the undersigned, Thom Cooper, President of the corporation, and Robert A. Pearson, Secretary of the corporation, have executed this instrument on behalf of the corporation and the Secretary of the corporation has affixed its corporate seal hereto and attested said seal on the 26th day of September, 1988.

[SEAL]

NU-PMT, INC.

	By:	/s/ Thom Cooper
Thom Cooper, President

(SEAL)

ATTEST:	By:	/s/ Robert A. Pearson
Robert A. Pearson,
Secretary

/s/ Robert A. Pearson
Robert A. Pearson,
Secretary

STATE OF MISSOURI	)
) SS.
COUNTY OF JACKSON	)

I, the undersigned, a notary public, do hereby certify that on the 26th day of September, 1988, personally appeared before me Thom Cooper, who, being by me first duly sworn, declared that he is the President of NU-PMT, Inc., a Missouri corporation, that he signed the foregoing document as President of said corporation, and that the statements contained therein are true.

In witness whereof, I have hereunto set my hand and affixed my official seal the day and year last above written.

/s/ Stacy E. Buckley
Notary Public in and for said
County and State

[SEAL]

My Commission Expires:	STACY E. BUCKLEY
Notary Public - State of Missouri
10/21/88	Commissioned in Jackson County
My Commission Expires Oct. 21, 1988